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                                                                   Exhibit 10.61
                                                                Execution Copy I


THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF SERIES B PREFERRED STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED DECEMBER 21, 2000 BY AND AMONG, INCARA PHARMACEUTICALS CORPORATION, ELAN INTERNATIONAL SERVICES, LTD. AND ELAN PHARMA INTERNATIONAL LIMITED.

                      INCARA PHARMACEUTICALS CORPORATION
                          CONVERTIBLE PROMISSORY NOTE

U.S.$4,806,000                                                 December 21, 2000

     The undersigned, Incara Pharmaceuticals Corporation, a Delaware corporation with offices at 3200 East Highway 54, Cape Fear Building, Suite 300, Research Triangle Park, North Carolina 27709 (the "Company"), unconditionally promises
                                          -------
to pay to Elan Pharma International Limited, an Irish private limited liability company ("EPIL"), or its permitted assigns, transferees and successors as
          ----
provided herein (collectively with EPIL, the "Holder"), on December 21, 2006
                                              ------
(the "Maturity Date"), at such place as may be designated by the Holder to the
      -------------
Company, the principal amount outstanding hereunder (not to exceed Four Million Eight Hundred Six Thousand Dollars (U.S.$4,806,000) (excluding capitalized interest), or such lesser amount as shall then be payable pursuant to the terms of Section 3 hereof, together with interest thereon accrued at a rate per annum
                                                                      --- -----
equal to 10.0%, from and after the date of the initial disbursement of funds hereunder (the "Original Issue Date"), compounded on a semi-annual basis, the
                -------------------
initial such compounding to commence on the date that is 180 days from and after the Original Issue Date and thereafter on each 180-day anniversary (each such date, a "Compounding Date") and payable quarterly in arrears.
         ----------------


     SECTION 1. SECURITIES PURCHASE AGREEMENT.

          This Note is issued pursuant to a Securities Purchase Agreement dated as of the date hereof, by and among the Company, Elan International Services, Ltd., a Bermuda exempted limited liability company ("EIS"), and EPIL (as amended
                                                     ---
at any time, the "Securities Purchase Agreement"), and the Holder hereof is
                  -----------------------------
intended to be afforded the benefits thereof, including the representations and warranties set forth therein. The Company shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth therein and as re
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quired therein.  Capitalized terms used but not otherwise defined herein shall, unless otherwise indicated, have the meanings given such terms in the Securities Purchase Agreement.

     SECTION 1. PAYMENTS OF PRINCIPAL AND INTEREST.

          Unless earlier converted in accordance with the terms of Section 4 below, or repaid in accordance with the terms hereof or reduced pursuant to
Section 3 below, the entire outstanding principal amount of this Note, together with any accrued interest thereon, shall be due and payable in full, at the option of the Company, in cash or by the issuance of shares of Series B Convertible Preferred Stock, par value U.S.$0.01 per share (the "Series B
                                                                 --------
Preferred Stock"), of the Company having a fair market value equal to the value
---------------
of the underlying shares of common stock of the Company into which the Series B Preferred Stock is convertible on the Maturity Date; provided, however, that if the Company's common stock is no longer traded on a securities exchange, the Nasdaq National Market or the Nasdaq SmallCap Market the fair market value shall be reasonably determined by the Company's Board of Directors in good faith and agreed to by the holders of the Series B Preferred Stock. Accrued interest hereon shall not be paid in cash, but shall be capitalized and added to the principal amount outstanding hereunder on each Compounding Date and on each date which is the 90th day following each Compounding Date.

     SECTION 2. REDUCTION OF AMOUNTS PAYABLE HEREUNDER.

          If EIS shall have exercised its EIS Exchange Right, EIS, pursuant to
Section 5(c) of the Securities Purchase Agreement, shall cause to be paid to the Company within 30 days of such exercise an amount equal to 30.1% of the aggregate amount of the Development Funding and Additional Development Funding through the date of such exercise, plus interest calculated thereon at the same interest rate as in this Note, for the period from the date of initial payment through the exercise of the EIS Exchange Right (the "Make-Whole Amount") or any
                                                     -----------------
portion of the Make-Whole Amount, as the case may be, provided to Newco (by or on behalf of the Company and EIS and their respective affiliates and subsidiaries) from and after the Initial Closing Date. EIS may pay such amount, at its option, either (i) in cash, (ii) by offset against the amount payable under the Note or (iii) a combination of (i) and (ii), to which EPIL hereby consents. If payment of the Make-Whole Amount, or any portion of the Make-Whole Amount, is effected by offset against the Note, such reduction shall be evidenced in writing by an appropriate notation hereon or such other documentation as shall be agreed to in writing by the Company and the holder hereof, which agreement shall not be unreasonably withheld or delayed.

     SECTION 3. CONVERSION.

     (a)  Conversion Right.
          ----------------

          (i) After the second anniversary of the Original Issue Date, until this Note is repaid in full, the Holder shall have the right from time to time, in its sole discretion, to convert all or any portion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, (the Conversion Right"), into such number of shares of Series B Preferred Stock
     ----------------
that shall be obtained by dividing the sum of the outstanding principal amount and all accrued and unpaid interest by U.S.$43.27 per share, subject to adjustment as provided below in this Section (the "Conversion Price"); provided,
                                                   ----------------
however that the Note may be convertible at the option of either the Company or the Holder at any time prior to the second anniversary of the Original Issue Date in the event of a merger, consolidation or acquisition of the Company.

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          (ii) The Holder shall be entitled to exercise the Conversion Right from time to time as to the unconverted portion of this Note upon at least 10 days' prior written notice to the Company, such notice to be in the form attached hereto as Annex I. Within 10 days of the conversion date specified in
                   -------
such notice, the Company shall issue appropriate stock certificates to EPIL (or such affiliate designated by EPIL) representing the aggregate number of shares of Series B Preferred Stock due to EPIL as a result of such conversion.

     (b)  Reclassification, Etc.  In case of (i) any reclassification,
          ----------------------
reorganization, change or conversion of securities of the class issuable upon conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder (other than a change in par value, or from par value to no par value), or (ii) any consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the surviving entity and that does not result in any reclassification or change of the class of securities issuable upon the conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder), or (iii) any sale of all or substantially all the assets of the Company, then the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the Holder a new Note or a supplement hereto (in form and substance reasonably satisfactory to the Holder of this Note), so that the Holder shall have the right to receive, in lieu of the shares of Series B Preferred Stock otherwise issuable upon the conversion of such outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the number of shares of Series B Preferred Stock issuable upon conversion of this Note. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly attach to successive reclassifications, reorganizations, changes, mergers, consolidations, transfers or conversions.

     (c) If at any time while there is any outstanding principal amount and accrued interest then-outstanding hereunder the Company shall:

          (i) fix a record date for the effectuation of a split or subdivision of the outstanding shares of Series B Preferred Stock or the determination of holders of Series B Preferred Stock entitled to receive a dividend or other distribution payable in additional shares of Series B Preferred Stock or other securities or property or rights convertible into, or entitling the holder thereof to receive directly or indirectly, any of the foregoing (hereinafter referred to as "Series B Preferred Stock Equivalents") without payment of any
                ------------------------------------
consideration by such holder for the additional shares of Series B Preferred Stock or the Series B Preferred Stock Equivalents (including the additional shares of Series B Preferred Stock or other securities or property issuable upon conversion or exercise thereof), then the Conversion Right shall be adjusted for, in addition to the number of shares of the Series B Preferred Stock otherwise deliverable upon exercise of the Conversion Right, and without adjustment to the Conversion Price, the amount of such additional shares of Series B Preferred Stock and any Series B Preferred Stock Equivalents that the holder hereof would have received or become entitled to receive on the same terms and conditions as if such holder had been a holder of record of such Series B Preferred Stock as shall have been deliverable immediately prior to such record date pursuant to the terms of this Section 4; or

          (ii) shall subdivide or combine its Series B Preferred Stock, (A) in the case of a subdivision, the Conversion Price shall be proportionately decreased and the number of Shares

                                       3
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purchasable hereunder shall be proportionately increased, and (B) in the case of a combination, the Conversion Price shall be proportionately increased and the number of shares of Series B Preferred Stock purchasable hereunder shall be proportionately decreased.

          (iii) The following provisions shall apply for purposes of this
Section 4:

          (A) the aggregate maximum number of shares of Series B Preferred Stock or other amount of securities or property issuable or deliverable as the case may be, or delivered upon conversion or exercise of Series B Preferred Stock Equivalents (assuming the satisfaction of any conditions to convertibility or exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) shall be deemed to have been issued or delivered at the time such Series B Preferred Stock Equivalents were issued;

          (B) in the event of any change in the number of shares of Series B Preferred Stock deliverable or in the consideration payable to the Company upon conversion or exercise of such Series B Preferred Stock Equivalents including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price, to the extent in any way affected by or computed using such Series B Preferred Stock Equivalents, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Series B Preferred Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities; and

          (C) upon the termination or expiration of the convertibility or exercisability of any such Series B Preferred Stock Equivalents, the Conversion Price, to the extent in any way affected by or computed using such Series B Preferred Stock Equivalents, shall be recomputed to reflect the issuance of only the number of shares of Series B Preferred Stock (and Series B Preferred Stock Equivalents which remain convertible or exercisable) actually issued upon the conversion or exercise of such Series B Preferred Stock Equivalents.

     (d)  Other Distributions.  In the event the Company shall declare a
          -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets, cash (excluding cash dividends declared out of retained earnings) or options or rights not referred to in the previous section (c), then, in each such case for the purpose of this section
(d), the Holder shall be entitled to a proportionate share of any such distribution as though such Holder was a holder of the number of shares of Series B Preferred Stock of the Company into which this Note would be convertible as of the record date fixed for the determination of the holders of Series B Preferred Stock of the Company entitled to receive such distribution.

     (e)  No Impairment.  The Company will not, by amendment of its Certificate
          -------------
of Incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of EPIL against impairment.

                                       4
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     (f)  Notice of Adjustments.  Whenever the consideration issuable upon a
          ---------------------
conversion hereunder shall be changed pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof. Such certificate shall be signed by its chief financial officer and shall be delivered to EPIL.

     (g)  Fractional Shares; Rounding.  No fractional shares of Series B
          ---------------------------
Preferred Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the applicable Conversion Price. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     SECTION 4. EVENTS OF DEFAULT.

          The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):
                      ----------------

     (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

     (b) a default in the payment of any accrued and unpaid interest on this Note, when and as the same shall become due and payable;

     (c) a breach by the Company of its obligations under any of the Transaction Documents, which breach remains uncured at the conclusion of the cure period specified within the relevant Transaction Documents, after written notice thereof by EPIL;

     (d) a distress, execution, sequestration or other process is levied or enforced upon the Company or sued out against a material part of its property which is not discharged or challenged within 60 days;

     (e) the Company is unable to pay its debts in the normal course of business;

     (f) the Company ceases wholly or substantially to carry on its business (other than as a result of the merger or consolidation of the Company with another entity), without the prior written consent of the Holder (such consent not to be unreasonably withheld);

     (g) the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of the Company or over all or substantially all of its assets under the law; or

     (h) any termination of the JDOA, due to a breach by the Company of its obligations under the JDOA.

     SECTION 5. REMEDIES IN THE EVENT OF DEFAULT.

     (a) In the case of any Event of Default by the Company, the Holder may in its sole discretion demand that the aggregate amount of funds advanced to the Company under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immedi-

                                       5
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ately due and payable upon written notice delivered by the Holder to the
Company. Notwithstanding the preceding sentence, the rights of the Holder as set forth in Sections 4 and 5 hereunder shall survive any such acceleration and payment.

     (b) The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

     (c) In the case of any Event of Default under this Note by the Company, this Note shall continue to bear interest after such default at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in
                                           --- -----
excess of the maximum rate of interest permitted by applicable law).

     SECTION 6. VOTING RIGHTS.

     This Note shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company prior to its conversion.

     SECTION 7. SENIORITY.

     The Company shall not incur any indebtedness for money borrowed which shall rank senior to this Note, without the prior written consent of the Holder; provided, however, that the Company's capital leases and senior working capital facilities shall be senior to this Note so long as (i) in the case of the capital lease, the amount of principal attributable to the equipment leased does not exceed the purchase price thereof at any time, (ii), in the case of the working capital facilities, the maximum outstanding principal amount thereunder shall not exceed U.S.$1,000,000 and (iii) the capital leases and working capital facilities contain customary terms, including events of default provisions, cross-default provisions and covenant default provisions.

     SECTION 8. MISCELLANEOUS.

     (a) This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. All or any part of this Note may be assigned or transferred by the Holder and its permitted assigns and transferees to their respective affiliates and subsidiaries, as well as any special purpose financing or similar vehicle established by the Holder. Other than as set forth above, no party shall assign or transfer all or any part of this Note, or any interest therein, without the prior written consent of the other party.

     (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Note shall be in writing and shall be deemed to have been duly given if personally or hand delivered or if sent by an internationally-recognized overnight delivery courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission addressed as follows:

          (i)  if to the Company, to:

                 Incara Pharmaceuticals Corporation
                 Post Office Box 14287

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                 3200 East Highway 54
                 Cape Fear Building, Suite 300
                 Research Triangle Park, North Carolina 27709
                 Attention: Chief Executive Officer
                 Facsimile: (919) 544-1245

                 with a copy to:
                 Wyrick Robbins Yates & Ponton LLP

                 4101 Lake Boone Trail
                 Suite 300
                 Raleigh, North Carolina 27607
                 Attention: Larry Robbins
                 Facsimile: (919) 781-4865

          (ii) if to EPIL, to:

               Elan Pharma International Limited
               Wil House
               Shannon Business Park
               Shannon, Co. Clare
               Ireland
               Attention: Secretary
               Facsimile: 011-353-61-362097

          with a copy to:

               Brock Silverstein LLC
               800 Third Avenue
               21/st/ Floor
               New York, NY 10022
               Attention: Kim E. Lefkowitz
               Facsimile: (212) 371-5500

or to such other address as the party to whom notice is to be given may have furnished to the other party hereto in writing in accordance with provisions of this Section 9. Any such notice or communication shall be deemed to have been effectively given (i) in the case of personal or hand delivery, on the date of such delivery, (ii) in the case of an internationally-recognized overnight delivery courier, on the second business day after the date when sent, (iii) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted and (iv) in the case of facsimile transmission, the date of telephone confirmation of receipt.

     (c) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and the Holder dated after the date hereof.

     (d) This Note shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws. Any dispute under this Note that is not settled by mutual consent may be finally adjudicated by any federal or state court sitting in the City, County and State of New York, and the Company consents to the

                                       7
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non-exclusive jurisdiction of such courts (or any appellate court therefrom)
over any such dispute. Nothing contained in this Section shall prevent the adjudication of any dispute under this Agreement by any other state or federal court, regardless of location, so long as such court has jurisdiction and is located in a proper venue.

     (e) This Note may be executed and delivered to the Holder by a facsimile transmission; such transmission shall be deemed a valid signature.

                           [Signature page follows]

                                       8
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          IN WITNESS WHEREOF, the Company has executed and delivered this Note on the date first above written.

                                INCARA PHARMACEUTICALS CORPORATION

                                By: /s/ Clayton I. Duncan
                                    --------------------------------------------
                                    Name: Clayton I. Duncan
                                    Title: President and Chief Executive Officer

                                       9
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                                    ANNEX I

           FORM OF NOTICE OF ELECTION TO EXERCISE A CONVERSION RIGHT

Date:

To:       Incara Pharmaceuticals Corporation

From:

Re:       Exercise of a Conversion Right

--------------------------------------------------------------------------------

          Pursuant to the terms of the Convertible Promissory Note (the "Note")
                                                                         ----
issued by Incara Pharmaceuticals corporation (the "Company") to Elan Pharma
                                                   -------
International Limited ("Holder") dated December 21, 2000, specifically Section 4
                        ------
thereof, Holder hereby notifies the Company of its intention to exercise a right of conversion.

          Pursuant to Section 4 of the Note, Holder hereby elects to convert U.S.$__________ in aggregate principal amount and all accrued and unpaid interest thereon for shares of the Company's Series B Preferred Stock, par value U.S.$0.01 per share, effective __________, 200_.

          We have instructed our attorneys to contact the Company to discuss the timing and documentation of the conversion.

                                             Sincerely,

                                             [HOLDER]

                                             By: _____________________________
                                                 Name:
                                                 Title:

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